Exhibit 99.1

Name and Address of Additional Reporting Persons:

Mr. Carlos Slim Helú, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. María Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the “Slim Family”), each with the following address:

Paseo de Las Palmas #736

Colonia Lomas de Chapultepec

11000 México D.F., México

Explanation of Responses:

As of February 20, 2009, Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria”) beneficially owns directly 10,050,000 shares of Class A Common Stock and warrants to purchase 7,950,000 shares of Class A Common Stock, exercisable at $6.3572 per share of Class A Common Stock (the “Warrants”). Because the members of the Slim Family are beneficiaries of a Mexican trust which in turn owns substantially all of the issued and outstanding voting securities of Inmobiliaria, each member of the Slim Family may be deemed to have indirect beneficial ownership of the 10,050,000 shares of Class A Common Stock and the Warrants beneficially owned directly by Inmobiliaria.

Signature Page

Carlos Slim Helú

Carlos Slim Domit	By: /s/ Eduardo Valdés Acra
Eduardo Valdés Acra Attorney-in-Fact* February 24, 2009
Marco Antonio Slim Domit

Patrick Slim Domit

María Soumaya Slim Domit

Vanessa Paola Slim Domit

Johanna Monique Slim Domit

INMOBILIARIA CARSO, S.A. DE C.V.

By: Armando Ibáñez Vázquez Title: Attorney-in-Fact

* See the Powers of Attorney for the members of the Slim Family and Inmobiliaria, which are filed as exhibits to the Form 4 filed by the Slim Family and Inmobiliaria with the U.S. Securities Exchange Commission on January 2, 2009 in respect of its ownership of Bronco Drilling Company, Inc. and the Joint Filing Agreement among the Slim Family and Inmobiliaria, filed by the Slim Family and Inmobiliaria with the U.S. Securities and Exchange Commission on September 10, 2008 as an exhibit to the initial Schedule 13G in respect of its ownership of the New York Times Company, which are hereby incorporated herein by reference.

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